Exhibit 10.1
EXECUTION COPY
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into by and between RHI Entertainment, LLC (together with any predecessor or successor thereto, the “Company”) and Robert Halmi, Jr. (“the “Executive”), as of December 10, 2008.
WITNESSETH:
     WHEREAS, the Company and Executive previously entered into an Employment Agreement dated November 8, 2007 and effective as of January 12, 2006 (the “Employment Agreement”);
     WHEREAS, the Company and Executive desire to amend the Employment Agreement in certain respects.
     NOW, THEREFORE, in consideration of the premises and their mutual covenants and promises contained herein, the Company and Executive agree to the following:
1.	Paragraph 2(b) of the Agreement is hereby amended and restated in its entirety as follows:
“Term of Employment. The term of employment under this Agreement (the “Term”) shall be for the period beginning on January 12, 2009 (the “Effective Date”) and ending on the second anniversary thereof, unless earlier terminated as provided in Section 4. The employment term hereunder shall automatically be extended for successive one-year periods (“Extension Terms”) unless either party gives notice of non-extension to the other no later than 30 days prior to the expiration of the then-applicable Term.
2.	Paragraph 3(a) of the Agreement is hereby amended and restated in its entirety as follows:
“Annual Base Salary. During the Term, the Executive shall receive a base salary (the “Annual Base Salary”) at a rate of $2,065,250 per annum, which amount shall be increased by 5% per annum on a cumulative basis on each anniversary of the Effective Date. The Annual Base Salary shall be payable in accordance with the customary payroll practices of the Company.”
3.	All other provisions of the Employment Agreement not affected by this Amendment shall remain in full force and effect.

EXECUTION COPY
     IN WITNESS WHEREOF, THE COMPANY and Executive have freely and voluntarily executed this Agreement as of the date and year first above written.

RHI Entertainment, LLC

By:	/s/ Henry S. Hoberman

Title:	Executive Vice President & General Counsel

/s/ Robert Halmi, Jr.

Robert Halmi, Jr.

Residence: 18 Rocky Point Road Rowayton, CT 06853

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